Exhibit 99.1

Catasys Reports Third Quarter 2015 Financial Results

- - -

Total Revenue Grew 45% Year-over-Year; Deferred Revenue Grew 82% Quarter–over-Quarter

- - -

Significant Growth in Enrollment, up 230% from the Third Quarter of the Prior Year

LOS ANGELES, November 16, 2015 -- Catasys, Inc. (OTCQB: CATS), a provider of proprietary data, predictive analytics modeling based behavioral health management services for health plans, today reported financial results for the third quarter ended September 30, 2015.

“We have made significant advancements rolling out and expanding our network over the past few quarters, which increased revenue by 45% for the three months ended September 30, 2015 from the same period in the prior year and deferred revenue by 82% from June 30, 2015 to September 30, 2015. We believe that this is just the beginning of what is expected to be a significant period of growth for the Company as we increase the number of Commercial Equivalent Lives (“CELs”) under contract and enroll members into our OnTrak™ program from newly launched programs over the next few quarters,” said Rick Anderson, President and COO.

Third Quarter 2015 Financial Highlights

●	Enrollment increased by 230% and 128% for the three and the nine month periods ended September 30, 2015, respectively.

●

Total revenues were $538,000, an increase of 45% compared to $370,000 in the third quarter of 2014. This increase was primarily driven by an expansion of health plan populations covered under our program and increasing enrollment in OnTrak programs.

●

Deferred revenue was $1.6 million at September 30, 2015, an increase of $701,000, or 82% over the amount at June 30, 2015. When fees are received in advance, deferred revenue is recognized over the period the member is enrolled. Any fees subject to performance guarantees are deferred until such time as those performance standards are met; generally calculated annually. Catasys has historically been able to record its deferred revenue as actual revenue during the course of the business cycle, except for limited cases where members terminated from the program early.

●

Net loss was $(7.5) million, or $(0.16) per basic and diluted share in the third quarter of 2015, compared to a net loss of $(210,000), or $(0.01) per basic and diluted share in the third quarter of 2014.

●

Total operating expenses were $2.7 million in the third quarter of 2015, an increase of 38% compared to $2.0 million in the third quarter of 2014. This increase was primarily due to a $2.0 million increase in general and administrative expenses and to the higher cost of healthcare services based on increasing enrollment and non-cash general and administrative expenses.

●

General and administrative expenses were $2.0 million in the third quarter of 2015, an increase of 23% compared to $1.6 million in the third quarter of 2014. This increase was primarily due to non-cash compensation expense for stock option grants to the members of the board of directors.

●	Cash and cash equivalents were $225,000 as of September 30, 2015.

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare services to health plans and their members through its OnTrak program. Catasys' OnTrak program—contracted with a growing number of health insurers—is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The program utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient program. OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. Catasys currently operates OnTrak in Florida, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, New Jersey, Oklahoma, West Virginia and Wisconsin. For further information, please visit catasys.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new and maintain existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Amy Talebizadeh

Catasys, Inc.

P: 310-444-4300

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 30,		September 30,
	2015	2014	2015	2014
Revenues
Healthcare services revenues	$538	$370	$1,443	$881

Operating expenses
Cost of healthcare services	720	346	1,655	878
General and administrative	1,968	1,596	7,124	4,642
Depreciation and amortization	30	30	94	82
Total operating expenses	2,718	1,972	8,873	5,602

Loss from operations	(2,180)	(1,602)	(7,430)	(4,721)

Other Income	20	-	41	1,194
Interest expense	(1,209)	(2)	(2,321)	(2,776)
Loss on disposal of IP	(88)	-	(88)	-
Loss on exchange of warrants	-	-	(4,410)	-
Change in fair value of warrant liability	1,007	1,397	10,915	(18,995)
Change in fair value of derivative liability	(5,027)	-	(5,027)	-
Loss from continuing operations before provision for income taxes	(7,477)	(207)	(8,320)	(25,298)
Provision for income taxes	3	3	7	7
Loss from continuing operations	$(7,480)	$(210)	$(8,327)	$(25,305)

Loss from discontinued operations, net of income taxes	$-	$-	$-	$(213)

Net Loss	$(7,480)	$(210)	$(8,327)	$(25,518)

Basic and diluted net loss from continuing operations per share:	$(0.16)	$(0.01)	$(0.23)	$(1.17)

Basic weighted number of shares outstanding	47,638	23,513	36,181	21,569

Basic and diluted net loss from discontinued operations per share:	$0.00	$0.00	$0.00	$(0.01)

Diluted weighted number of shares outstanding	47,638	23,513	36,181	21,569

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,
(In thousands, except for number of shares)	2015	December 31,
	(unaudited)	2014
ASSETS
Current assets
Cash and cash equivalents	$225	$708
Receivables, net of allowance for doubtful accounts of $9 and $0, respectively	418	189
Receivables from related party	-	300
Prepaids and other current assets	599	313
Total current assets	1,242	1,510
Long-term assets
Property and equipment, net of accumulated depreciation of $1,827 and $2,002, respectively	297	354
Intangible assets, net of accumulated amortization of $0 and $418, respectively	-	101
Deposits and other assets	387	387
Total Assets	$1,926	$2,352

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$693	$341
Accrued compensation and benefits	1,514	1,392
Deferred revenue	1,554	354
Other accrued liabilities	715	614
Short term convertible debt, related party, net of discount $1,608 and $0, respectively	2,008	-
Short term derivative liability	6,046	-
Warrant liabilities	-	259
Total current liabilities	12,530	2,960
Long-term liabilities
Deferred rent and other long-term liabilities	216	267
Capital leases	17	23
Warrant liabilities	1,258	40,326
Total Liabilities	14,021	43,576

Stockholders' deficit
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 48,141,094 and 25,244,485 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	5	3
Additional paid-in-capital	250,722	213,333
Accumulated deficit	(262,822)	(254,560)
Total Stockholders' Deficit	(12,095)	(41,224)
Total Liabilities and Stockholders' Deficit	$1,926	$2,352

# # #